Exhibit 99.1

FCB Financial Holdings, Inc. Reports Record Second Quarter 2015 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported second quarter 2015 net income of $19.4 million, or $0.45 per diluted share, and record core net income of $19.0 million, or $0.44 per diluted share. Net income rose 111% year-over-year and net income per diluted share rose 76%. Core net income rose 158% year-over-year and core net income per diluted share rose 115%. This resulted in a ROA of 123 basis points and a core ROA of 121 basis points, both of which reflect continued improvements on a year-over-year basis.

•	Total net revenue of $64.3 million, up 34% year-over-year

•	Core EPS of $0.44 on a fully diluted basis

•	Total loan portfolio grew sequentially at an annualized rate of 40%;

•	New loan fundings of $584.2 million during the quarter;

•	Total deposits grew sequentially at an annualized rate of 23%;

•	Demand deposits grew to 20% of total deposits during the quarter;

•	Core efficiency ratio improved to 48.1%;

•	Core ROA of 121 basis points; and

•	Tangible book value per share was $18.58;

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the second quarter of 2015 include $0.2 million of other operating expenses and $0.8 million of gain on investment securities.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We are pleased by our continued organic momentum in the second quarter with record organic loan growth and consistent core deposit momentum leading to another quarter of record core operating results. Also, we are excited to welcome to our team eight new bankers in Miami-Dade and Tampa and our masters training program candidates.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $408.7 million to $4.5 billion at June 30, 2015, an increase of 10% from $4.1 billion as of March 31, 2015 and 39% from $3.3 billion as of June 30, 2014.

Our new loan portfolio totaled $3.8 billion as of June 30, 2015, an increase of 14% from $3.4 billion as of March 31, 2015 and 65% from $2.3 billion as of June 30, 2014. Our loan growth during the quarter was a result of $584.2 million of new loan fundings, consisting of a record $440.6 million of organic production and $143.6 million of purchased residential mortgages. Organic loan production for the quarter consisted of $122.8 million of commercial and industrial, $187.1 million of commercial real estate and $130.7 million of residential and consumer. Due to the maturation of the organic residential lending platform, the Bank does not intend to purchase additional residential mortgages in the foreseeable future. As of June 30, 2015 new loans made up 84% of our total loan portfolio as compared to 81% and 71% as of March 31, 2015 and June 30, 2014, respectively.

Our acquired loan portfolio totaled $720.2 million as of June 30, 2015, a decrease of 6% from $764.6 million as of March 31, 2015 and a decrease of 25% from $957.3 million as of June 30, 2014. The decrease in the current quarter was driven by net resolution activity totaling $33.2 million as well as scheduled loan amortization. As of June 30, 2015, acquired loans made up 16% of our total loan portfolio as compared to 19% and 29% as of March 31, 2015 and June 30, 2014, respectively.

Asset Quality

The provision for loan losses of $2.5 million recorded for the second quarter of 2015 includes a $2.3 million provision for new loans and a $0.2 million provision for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $19.6 million, or 0.51% of the $3.8 billion in new loans outstanding. There were no new loan portfolio charge-offs in the second quarter of 2015 and a nonperforming new loan ratio of zero percent as of June 30, 2015.

Deposits and Borrowings

Deposits totaled $4.5 billion as of June 30, 2015, an increase of 6% from $4.2 billion as of March 31, 2015 and an increase of 13% from $4.0 billion as of June 30, 2014. During the second quarter of 2015, demand deposits increased by $119.3 million, or 15%, from March 31, 2015 and increased by $475.8 million, or 109%, from June 30, 2014. Demand deposits represent 20% of total deposits as of June 30, 2015 as compared to 19% and 11% as of March 31, 2015 and June 30, 2014, respectively. The cost of deposits was 57 basis points for the quarter, representing a 2 basis point increase from the first quarter of 2015 and a 5 basis point decline from the second quarter of 2014.

Net Interest Margin and Net Interest Income

The net interest margin for the second quarter of 2015 was 3.43%, a decrease of 15 basis points from the first quarter of 2015 and an increase of 4 basis points from the second quarter of 2014. The decrease from the first quarter of 2015 was due primarily to an average balance reduction in higher yielding acquired loans of $65.7 million.

Net interest income totaled $50.2 million in the second quarter of 2015, an increase of 3% from $48.9 million in the first quarter of 2015 and an increase of 22% from $41.2 million in the second quarter of 2014. Interest income totaled $57.4 million for the second quarter of 2015, an increase of 4% from $55.4 million in the first quarter of 2015 and an increase of 18% from $48.5 million in the second quarter of 2014. Interest income from new loans increased by $2.7 million, or 10%, from the first quarter of 2015 due to continued growth in the new loan portfolio. Interest income on acquired loans decreased by $1.8 million, or 11%, from the first quarter due to expected payoffs and resolutions of acquired loans. Interest expense was $7.2 million for the second quarter of 2015, an increase of 10% from $6.6 million in the first quarter of 2015 and a decrease 1% from $7.3 million in the second quarter of 2014. The increase from the first quarter of 2015 was a result of an increase of $289.2 million of average interest-bearing liabilities coupled with increased costs associated with the addition of longer duration borrowings.

Noninterest Income and Noninterest Expense

Noninterest income (loss) totaled $14.2 million for the second quarter of 2015 as compared to ($54.1) million for the first quarter of 2015 and $6.7 million for the second quarter of 2014. The primary components of noninterest income for the quarter were loan and other fees, gain on sales of other real estate owned, income from resolution of acquired assets, and gain on investment securities of $1.9 million, $5.6 million, $2.9 million and $0.8 million, respectively. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC.

Noninterest expense totaled $32.0 million for the second quarter of 2015, an increase of 5% from $30.7 million in the first quarter of 2015 and 4% from $30.7 million in the second quarter of 2014. For the quarter, the Company recorded non-core expenses of $0.2 million in other operating expenses associated with a branch closure and $45 thousand in professional services.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 11.8%, 12.3% and 15.4% for the second quarter of 2015 respectively, compared to 12.4%, 12.6% and 16.1% for the first quarter of 2015, respectively. Stockholders’ equity totaled $857.5 million as of June 30, 2015, an increase of 1.3% from $846.8 million as of March 31, 2015 primarily driven by net income of $19.4 million which was partially offset by a $10.5 million decrease in accumulated other comprehensive income. During the quarter, the Company repurchased 30,000 shares at a weighted average price of $26.72. Tangible book value per common share is $18.58 as of June 30, 2015.

Conference Call

The Company will host a conference call today, Tuesday, July 21, 2015 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through August 21, 2015, by dialing (877) 344-7529 and entering pass code 10068058.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of core net income and core ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

With over $6.0 billion in assets, Florida Community Bank (FCB) is the fourth largest Florida-based independent bank. Listed on the New York Stock Exchange, (NYSE: FCB), the bank serves the state with 48 full service banking centers. The presence of FCB blankets both Florida coasts from Daytona Beach to Miami-Dade, Naples through Tampa Bay, as well as the I-4 Corridor. FCB is among the most highly capitalized banks in the state with capital ratios exceeding the regulatory standard to be considered “well capitalized” by a wide margin. Complete information outlining the depth and breadth of the company is found at www.FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$44,202	$43,306	$43,900	$42,085	$37,833
Interest and dividends on investment securities	13,169	12,110	12,451	11,530	10,566
Other interest income	40	33	53	37	53

Total interest income	57,411	55,449	56,404	53,652	48,452

Interest expense:
Interest on deposits	5,991	5,585	5,492	6,124	5,833
Interest on borrowings	1,246	980	1,133	1,633	1,466

Total interest expense	7,237	6,565	6,625	7,757	7,299

Net interest income	50,174	48,884	49,779	45,895	41,153
Provision for loan losses	2,470	1,349	3,112	2,805	3,236

Net interest income after provision for loan losses	47,704	47,535	46,667	43,090	37,917

Noninterest income:
Service charges and fees	778	757	780	738	707
Loan and other fees	1,906	2,497	2,270	1,238	2,569
Bank-owned life insurance income	1,097	1,097	1,168	1,151	1,038
FDIC loss share indemnification loss	—	(65,529)	(5,324)	(5,862)	(5,247)
Income from resolution of acquired assets	2,898	3,372	1,061	1,109	1,692
Gain (loss) on sales of other real estate owned	5,605	1,565	200	(128)	(359)
Gain (loss) on investment securities	761	1,007	2,377	2,785	4,448
Other noninterest income	1,107	1,145	2,912	1,319	1,842

Total noninterest income	14,152	(54,089)	5,444	2,350	6,690

Noninterest expense:
Salaries and employee benefits	17,856	16,575	14,885	28,525	13,411
Occupancy and equipment expenses	3,806	3,277	3,248	3,606	3,777
Loan and other real estate related expenses	1,425	2,076	4,566	3,203	3,338
Professional services	1,189	1,406	1,242	1,203	1,352
Data processing and network	2,801	2,718	2,639	2,538	2,357
Regulatory assessments and insurance	2,092	2,119	1,679	2,466	1,920
Amortization of intangibles	407	424	425	426	443
Other operating expenses	2,471	2,055	2,779	6,992	4,146

Total noninterest expense	32,047	30,650	31,463	48,959	30,744

Income (loss) before income tax expense (benefit)	29,809	(37,204)	20,648	(3,519)	13,863
Income tax expense (benefit)	10,433	(20,330)	7,548	(97)	4,697

Net income (loss)	$19,376	$(16,874)	$13,100	$(3,422)	$9,166

Earnings (loss) per share:
Basic	$0.47	$(0.41)	$0.32	$(0.09)	$0.26
Diluted	$0.45	$(0.41)	$0.31	$(0.09)	$0.26

Weighted average shares outstanding:
Basic	41,428,588	41,421,854	41,409,698	38,952,127	35,892,154
Diluted	43,106,131	41,421,854	42,154,781	38,952,127	35,896,207

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in thousands)
Assets:
Cash and due from banks	$32,161	$46,043	$25,397	$28,288	$29,976
Interest-earning deposits in other banks	109,125	66,034	81,688	112,342	100,634
Investment securities:
Held to maturity securities	—	—	—	—	—
Available for sale securities, at fair value	1,430,149	1,447,776	1,359,098	1,771,321	1,724,702
Federal Home Loan Bank and other bank stock, at cost	70,505	65,289	66,891	71,217	56,328

Total investment securities	1,500,654	1,513,065	1,425,989	1,842,538	1,781,030

Loans held for sale	4,782	1,308	707	108	1,492
Loans:
New loans	3,807,547	3,354,452	3,103,417	2,686,043	2,306,337
Acquired loans	720,175	764,597	826,173	873,761	957,315
Allowance for loan losses	(27,046)	(24,513)	(22,880)	(20,440)	(17,884)

Loans, net	4,500,676	4,094,536	3,906,710	3,539,364	3,245,768

FDIC Loss share indemnification asset	—	—	63,168	69,920	74,853
Due from Federal Deposit Insurance Corporation (“FDIC”)	—	—	1,735	104	969
Premises and equipment, net	37,641	38,291	38,962	39,256	39,152
Other real estate owned	42,654	75,017	74,527	78,512	80,988
Goodwill and other intangible assets	87,884	88,291	88,615	89,040	89,466
Deferred tax assets, net	76,720	69,656	47,441	41,257	35,439
Bank-owned life insurance	140,830	139,733	139,829	138,264	117,113
Other assets	74,071	85,109	62,860	75,951	44,828

Total assets	$6,607,198	$6,217,083	$5,957,628	$6,054,944	$5,641,708

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$621,845	$595,389	$593,025	$525,152	$435,055
Interest-bearing	2,586,491	2,411,142	2,308,657	2,221,250	2,090,290

Total transaction accounts	3,208,336	3,006,531	2,901,682	2,746,402	2,525,345
Time deposits	1,257,751	1,219,470	1,076,853	1,244,958	1,432,921

Total deposits	4,466,087	4,226,001	3,978,535	3,991,360	3,958,266
Borrowings	1,232,893	1,091,118	1,067,981	1,164,404	855,301
Other liabilities	50,739	53,130	59,459	63,453	88,693

Total liabilities	5,749,719	5,370,249	5,105,975	5,219,217	4,902,260

Stockholders’ Equity:
Class A common stock	37	37	36	36	29
Class B common stock	6	6	7	7	8
Additional paid-in capital	839,265	836,720	834,538	833,478	724,519
Retained earnings	37,646	18,270	35,144	22,044	25,466
Accumulated other comprehensive income (loss)	78	10,552	679	(1,087)	8,177
Treasury stock, at cost	(19,553)	(18,751)	(18,751)	(18,751)	(18,751)

Total stockholders’ equity	857,479	846,834	851,653	835,727	739,448

Total liabilities and stockholders’ equity	$6,607,198	$6,217,083	$5,957,628	$6,054,944	$5,641,708

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Performance Ratios
Interest rate spread	3.28%	3.42%	3.50%	3.36%	3.26%
Net interest margin	3.43%	3.58%	3.62%	3.49%	3.39%
Return on average assets	1.23%	-1.13%	0.87%	-0.24%	0.69%
Return on average equity	9.09%	-7.97%	6.15%	-1.70%	5.02%
Efficiency ratio (company level)	49.19%	-580.71%	56.97%	101.48%	64.26%
Average interest-earning assets to average interest bearing liabilities	121.22%	121.55%	119.64%	118.11%	117.15%
Loans receivable to deposits	101.38%	97.47%	98.77%	89.19%	82.45%
Yield on interest-earning assets	3.88%	4.00%	4.08%	4.05%	3.96%
Cost of interest-bearing liabilities	0.60%	0.58%	0.58%	0.69%	0.70%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.39%	0.40%	0.49%	0.62%	1.07%
Nonperforming assets to total assets	0.91%	1.47%	1.58%	1.66%	2.06%
Covered loans to total gross loans	0.00%	0.00%	6.96%	8.05%	10.00%
ALL to nonperforming assets	44.83%	26.77%	24.36%	20.35%	15.42%
ALL to total gross loans	0.60%	0.60%	0.58%	0.57%	0.55%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.00%	0.00%	0.00%	0.00%	0.01%
New loan ALL to total gross new loans	0.51%	0.52%	0.52%	0.53%	0.54%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	2.45%	2.16%	2.34%	2.51%	3.63%
Covered acquired loans to total gross acquired loans	0.00%	0.00%	33.09%	32.78%	34.11%
Acquired loan ALL to total gross acquired loans	1.04%	0.94%	0.83%	0.72%	0.57%
Capital Ratios (Company)
Average equity to average total assets	13.5%	14.2%	14.2%	13.9%	13.7%
Tangible average equity to tangible average assets	12.3%	12.9%	12.9%	12.6%	12.2%
Tangible common equity ratio (1)	11.8%	12.4%	13.0%	12.5%	11.7%
Tier 1 leverage ratio	12.3%	12.6%	12.8%	13.1%	12.0%
Tier 1 risk-based capital ratio	14.9%	15.6%	17.0%	17.2%	16.0%
Total risk-based capital ratio	15.4%	16.1%	17.6%	17.7%	16.5%
Capital Ratios (Bank)
Average equity to average total assets	11.8%	11.8%	11.7%	11.8%	11.9%
Tangible common equity ratio	10.2%	10.6%	10.4%	10.1%	10.4%
Tier 1 leverage ratio	10.7%	10.7%	10.4%	10.6%	10.8%
Tier 1 risk-based capital ratio	13.0%	13.4%	13.9%	14.0%	14.4%
Total risk-based capital ratio	13.5%	13.9%	14.5%	14.6%	14.9%

(1)	See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
	(Dollars in thousands)
New Loans:
Commercial real estate	$942,424	$903,629	$853,074	$721,676	$662,199
Owner-occupied commercial real estate	400,438	325,972	281,703	261,549	230,546
1-4 single family residential	1,248,625	1,044,480	922,657	734,608	523,987
Construction, land and development	349,659	248,623	232,601	160,899	123,169
Home equity loans and lines of credit	22,798	20,459	11,826	12,774	9,631

Total real estate loans	$2,963,944	$2,543,163	$2,301,861	$1,891,506	$1,549,532

Commercial and industrial	837,270	805,233	795,000	792,093	754,238
Consumer	6,333	6,056	6,556	2,444	2,567

Total new loans	$3,807,547	$3,354,452	$3,103,417	$2,686,043	$2,306,337

Acquired ASC 310-30 Loans:
Commercial real estate	$286,337	$309,758	$336,935	$364,753	$413,154
1-4 single family residential	76,849	77,685	86,308	90,752	98,802
Construction, land and development	55,453	56,403	66,700	71,053	76,210

Total real estate loans	$418,639	$443,846	$489,943	$526,558	$588,166

Commercial and industrial	58,045	63,441	67,498	72,948	81,444
Consumer	2,524	2,588	2,803	2,936	3,345

Total Acquired ASC 310-30 Loans	$479,208	$509,875	$560,244	$602,442	$672,955

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$62,473	$69,917	$70,146	$68,578	$76,120
Owner-occupied commercial real estate	19,860	13,287	14,842	16,640	14,294
1-4 single family residential	86,754	97,450	102,279	105,561	111,056
Construction, land and development	8,610	9,801	9,729	9,744	8,077
Home equity loans and lines of credit	52,971	52,762	54,704	56,170	56,926

Total real estate loans	$230,668	$243,217	$251,700	$256,693	$266,473

Commercial and industrial	9,654	10,825	13,548	13,817	16,766
Consumer	645	680	681	809	1,121

Total Acquired Non-ASC 310-30 Loans	240,967	254,722	265,929	271,319	284,360

Total loans	$4,527,722	$4,119,049	$3,929,590	$3,559,804	$3,263,652

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
	(Dollars in thousands)
Noninterest-bearing demand deposits	$621,845	$595,389	$593,025	$525,152	$435,055
Interest-bearing demand deposits	288,990	196,192	122,380	—	—
Interest-bearing NOW accounts	414,795	439,400	374,399	526,013	120,197
Savings and money market accounts	1,882,706	1,775,550	1,811,878	1,695,237	1,970,093
Time deposits	1,257,751	1,219,470	1,076,853	1,244,958	1,432,921

Total deposits	$4,466,087	$4,226,001	$3,978,535	$3,991,360	$3,958,266

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended June 30,			Three Months Ended March 31,
	2015			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$75,166	$40	0.21%	$78,344	$33	0.17%
New loans	3,476,829	29,257	3.33%	3,179,879	26,585	3.34%
Acquired loans (4)	730,895	14,945	8.18%	796,571	16,721	8.40%
Investment securities	1,591,279	13,169	3.27%	1,483,886	12,110	3.26%

Total interest-earning assets	5,874,169	57,411	3.88%	5,538,680	55,449	4.00%

Non-earning assets:
FDIC loss share indemnification asset	—			44,045
Noninterest-earning assets	450,904			456,245

Total assets	$6,325,073			$6,038,970

Interest-bearing liabilities:
Interest-bearing demand deposits	$212,164	$226	0.43%	$141,879	$132	0.38%
Interest-bearing NOW accounts	415,206	349	0.34%	392,318	336	0.35%
Savings and money market accounts	1,794,967	2,333	0.52%	1,843,078	2,454	0.54%
Time deposits	1,242,071	3,083	1.00%	1,146,475	2,663	0.94%
FHLB advances and other borrowings	1,181,419	1,246	0.42%	1,032,908	980	0.38%

Total interest-bearing liabilities	$4,845,827	$7,237	0.60%	$4,556,658	$6,565	0.58%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$576,905			$569,304
Other liabilities	47,213			53,997
Stockholders’ equity	855,128			859,011

Total liabilities and stockholders’ equity	$6,325,073			$6,038,970

Net interest income		$50,174			$48,884

Net interest spread			3.28%			3.42%

Net interest margin			3.43%			3.58%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended June 30,
	2015			2014
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$75,166	$40	0.21%	$97,493	$53	0.22%
New loans	3,476,829	29,257	3.33%	2,087,601	18,475	3.50%
Acquired loans (4)	730,895	14,945	8.18%	967,986	19,358	8.00%
Investment securities	1,591,279	13,169	3.27%	1,710,662	10,566	2.44%

Total interest-earning assets	5,874,169	57,411	3.88%	4,863,742	48,452	3.96%

Non-earning assets:
FDIC loss share indemnification asset	—			78,916
Noninterest-earning assets	450,904			411,602

Total assets	$6,325,073			$5,354,260

Interest-bearing liabilities:
Interest-bearing demand deposits	$212,164	$226	0.43%	$—	$—	0.00%
Interest-bearing NOW accounts	415,206	349	0.34%	112,752	43	0.15%
Savings and money market accounts	1,794,967	2,333	0.52%	1,787,574	2,564	0.58%
Time deposits	1,242,071	3,083	1.00%	1,464,960	3,226	0.88%
FHLB advances and other borrowings	1,181,419	1,246	0.42%	786,513	1,466	0.74%

Total interest-bearing liabilities	$4,845,827	$7,237	0.60%	$4,151,799	$7,299	0.70%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$576,905			$420,188
Other liabilities	47,213			49,896
Stockholders’ equity	855,128			732,377

Total liabilities and stockholders’ equity	$6,325,073			$5,354,260

Net interest income		$50,174			$41,153

Net interest spread			3.28%			3.26%

Net interest margin			3.43%			3.39%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Average Balances and Yields

(Unaudited)

	Six Months Ended June 30,
	2015			2014
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$76,746	$73	0.19%	$111,736	$121	0.22%
New loans	3,329,174	55,842	3.34%	1,951,611	34,856	3.55%
Acquired loans (4)	763,551	31,666	8.29%	901,409	37,829	8.39%
Investment securities	1,537,879	25,279	3.27%	1,614,663	20,564	2.53%

Total interest-earning assets	5,707,350	112,860	3.94%	4,579,419	93,370	4.06%

Non-earning assets:
FDIC loss share indemnification asset	21,901			82,437
Noninterest-earning assets	453,561			379,571

Total assets	$6,182,812			$5,041,427

Interest-bearing liabilities:
Interest-bearing demand deposits	$177,215	$358	0.41%	$—	$—	0.00%
Interest-bearing NOW accounts	403,825	685	0.34%	106,148	79	0.15%
Savings and money market accounts	1,818,890	4,787	0.53%	1,670,470	4,447	0.54%
Time deposits	1,194,537	5,746	0.97%	1,438,197	6,616	0.93%
FHLB advances and other borrowings	1,107,574	2,226	0.40%	668,048	2,730	0.81%

Total interest-bearing liabilities	$4,702,041	$13,802	0.60%	$3,882,863	$13,872	0.72%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$573,126			$386,777
Other liabilities	50,586			44,459
Stockholders’ equity	857,059			727,327

Total liabilities and stockholders’ equity	$6,182,812			$5,041,427

Net interest income		$99,058			$79,498

Net interest spread			3.34%			3.34%

Net interest margin			3.50%			3.50%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in thousands)
Net Income (loss)	$19,376	$(16,874)	$13,100	$(3,422)	$9,166

Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	761	1,007	2,377	2,785	4,448
FDIC loss share indemnification loss	—	(65,529)	—	—	—
Noninterest expense
Salaries and employee benefits	(17)	185	1	15,379	—
Occupancy and equipment	—	—	—	—	225
Loan and other real estate related expenses	—	—	—	—	—
Professional services	45	245	—	—	—
Data processing and network fees	—	2	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	203	64	(6)	4,895	1,290
Taxes
Tax Effect of adjustments (1)	186	(30,065)	1,881	(4,254)	1,144

Core Net Income	$19,031	$18,079	$12,599	$9,813	$7,377

Average assets	$6,325,073	$6,038,970	$5,953,704	$5,738,087	$5,354,260
ROA (2)	1.23%	-1.13%	0.87%	-0.24%	0.69%
Core ROA (3)	1.21%	1.21%	0.84%	0.68%	0.55%

(1)	Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items. Core tax rate of 35% in 2015.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(Dollars in thousands)
Reported: Net interest income	$50,174	$48,884	$49,779	$45,895	$41,153
FTE adjustment	986	777	711	475	487

Core net interest income	$51,160	$49,661	$50,490	$46,370	$41,640

Reported: Noninterest income	$14,152	$(54,089)	$5,444	$2,350	$6,690
FTE adjustment	701	702	747	736	664
Less: Gain (loss) on investment securities	761	1,007	2,377	2,785	4,448
FDIC loss share indemnification loss	—	(65,529)	—	—	—

Core noninterest income (loss)	$14,092	$11,135	$3,814	$301	$2,906

Reported: Noninterest expense	$32,047	$30,650	$31,463	$48,959	$30,744
Less:
Salaries and employee benefits	(17)	185	1	15,379	—
Occupancy and equipment	—	—	—	—	225
Loan and other real estate related expenses	—	—	—	—	—
Professional services	45	245	—	—	—
Data processing and network fees	—	2	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	203	64	(6)	4,895	1,290

Core noninterest expense	$31,816	$30,154	$31,468	$28,685	$29,229

Efficiency ratio (1)	49.19%	-580.71%	56.97%	101.48%	64.26%
Core efficiency ratio (2)	48.14%	48.90%	57.95%	61.46%	65.62%

(1)	Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
	(Dollars in thousands, except share and per share data)
Total assets	$6,607,198	$6,217,083	$5,957,628	$6,054,944	$5,641,708
Less:
Goodwill and other intangible assets	87,884	88,291	88,615	89,040	89,466

Tangible assets	$6,519,314	$6,128,792	$5,869,013	$5,965,904	$5,552,242

Total stockholders’ equity	$857,479	$846,834	$851,653	$835,727	$739,448
Less:
Goodwill and other intangible assets	87,884	88,291	88,615	89,040	89,466

Tangible stockholders’ equity	$769,595	$758,543	$763,038	$746,687	$649,982

Shares outstanding	41,423,199	41,443,031	41,409,698	41,409,698	35,892,154
Tangible book value per share	$18.58	$18.30	$18.43	$18.03	$18.11
Average assets	$6,325,073	$6,038,970	$5,953,704	$5,738,087	$5,354,260
Average equity	855,128	859,011	844,572	799,167	732,377
Average goodwill and other intangible assets	88,091	88,536	88,835	89,276	90,431
Tangible average equity to tangible average assets	12.3%	12.9%	12.9%	12.6%	12.2%
Tangible common equity ratio	11.8%	12.4%	13.0%	12.5%	11.7%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com